UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 6, 2013

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 6, 2013, Stein Mart, Inc. (the “Company”) received the anticipated letter (the “Staff Determination Letter”) from the Staff of The NASDAQ Stock Market LLC notifying the Company that it has not regained compliance with NASDAQ Listing Rule 5250(c)(1) (the “Rule”), the continued listing requirement to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”), and therefore, that its common stock would be subject to delisting unless the Company timely requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). Accordingly, the Company plans to timely request a hearing before the Panel. At the hearing, the Company will present its plan for regaining compliance with the Rule, and request continued listing pending its return to compliance. The hearing request will result in an automatic stay of delisting until at least March 28, 2013. Concurrent with the hearing request, the Company will ask the Panel to extend the stay until the conclusion of the hearing process. The Panel has the discretion to grant the Company an extension of time within which to regain compliance with the Rule for a period not to exceed 360 days from the original due date, or September 1, 2013. Notwithstanding, there can be no assurance that the Panel will grant the Company’s request for continued listing.

As previously reported in the Company’s Current Reports on Form 8-K filed September 13, 2012 and December 11, 2012, the Company is not in compliance with the Rule because it did not timely file its Quarterly Report on Form 10-Q for the second quarter ended July 28, 2012 or the third quarter ended October 27, 2012 (the “Delinquent Filings”). As also previously announced in the Company’s press release dated November 15, 2012, NASDAQ granted the Company an exception until March 5, 2013 to file the Delinquent Filings and regain compliance with the Rule.

The Company has been unable to file its Delinquent Filings by March 5, 2013 because it is still in the process of restating previously issued financial statements due to the need to test and audit prior results, as well as evaluate control implications related to the restatement. See Item 4.02 below for an update on the restatement process.

In a press release issued on March 7, 2013 (the “March 7, 2013 Press Release”), the Company disclosed its receipt of the Staff Determination Letter. A copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company expects to restate previously issued financial statements for fiscal years 2010 and 2011 and its quarterly data for the first quarter of 2012 and all quarters in 2011, as well as selected consolidated financial data for the years 2008 through 2011, in its Annual Report on Form 10-K for the fiscal year ended February 2, 2013. The Company expects to restate previously issued financial statements for the first quarters of 2011 and 2012 in a Form 10-Q/A for the first quarter of 2012 and for the second and third quarters of 2011 as part of Form 10-Q’s for the second and third quarters of 2012.

As reported in the Company’s Current Report on Form 8-K filed November 9, 2012, the Company indicated that it would restate its financial statements for fiscal years 2009, 2010 and 2011 in an amended Form 10-K/A for the fiscal year ended January 28, 2012, as well as quarterly data for the quarters in 2010 and 2011. As the Company’s financial statements for the fiscal year ended February 2, 2013 will soon be available, the Company has determined that the most clear presentation would be to include the restated financial statements in the fiscal 2012 Form 10-K rather than amend its fiscal 2011 annual report, which would have required restated financial statements for fiscal 2009 and all 2010 quarters.

The two individual errors reported on November 9, 2012 included the Company’s accounting for (1) certain markdowns as promotional instead of permanent and (2) lessor reimbursements for leasehold improvement construction costs as a reduction in fixed assets instead of recording as deferred rent credits. The estimated impacts previously reported for these items through the second quarter ended July 28, 2012 have not materially changed.

A third item related to the accrual of vacation earned but not taken has been subsequently identified as requiring correction. The Company’s long-standing vacation policy calls for vacation to be earned in one year but taken in the next. There has never been an accrual for vacation earned but not taken. This was based on the mistaken belief that vacation was earned and taken in the same year because any vacation not taken at the end of the year was not able to be carried over. The vacation accrual required at July 28, 2012 is estimated to be $7 million before tax. The estimated impact of this error on selling, general and administrative expense varies from an overstatement of less than $0.3 million in 2011 and 2012 to an understatement of less than $0.5 million in 2010 (all amounts before tax).

The Company is in the process of completing its analysis and audits for these areas so all amounts are preliminary estimates and subject to change. Additionally, until the restatement process is complete, additional information may become available which could cause the Company’s current estimates to change. The effects on certain reported periods are material, and the impact of the individual errors will be disclosed in more detail in the Company’s restated financial statements.

In the March 7, 2013 Press Release, the Company provided an update of its financial restatement process.

Forward-Looking Statements

Except for historical information, the matters discussed herein are “forward-looking statements” within the meaning of the federal securities laws and regulations. Forward-looking statements include statements regarding the Company’s intent to restate its prior financial statements, the financial statements to be restated, the estimated adjustments of the restated financials, and the expected timing of filing the restated financial reports. There can be no assurance that the Company’s management, audit committee or independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different from management’s preliminary estimates or identify additional issues or other considerations in connection with the restatement and the audit and review process, or that these issues will not require additional adjustments to the Company’s prior financial results. All of these statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated here. These risks and uncertainties include, but are not limited to, the risk that additional information may arise from the oversight of the audit committee, the risk that the process of preparing and auditing the financial statements or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the restatement of the financial reports, the outcome of the Company’s expected requests before the Panel, the ramifications of the Company’s potential inability to timely file required reports, including potential delisting of the Company’s common stock on NASDAQ and the risk of litigation or governmental investigations or proceedings relating to such matters. Other risks are described more fully in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements reflect management’s analysis as of the date of this current report. The Company does not undertake to revise these statements to reflect subsequent developments.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated March 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: March 7, 2013	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated March 7, 2013.